Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Rancher Energy Corp. on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, John Works, Chief Executive Officer & Chief Financial Officer of Rancher Energy, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Rancher Energy.

/s/ John Works
Name:	John Works
Title:	Chief Executive Officer and Chief Financial Officer
Date:	November 14, 2006